EXHIBIT 10.13.1

AMENDMENT

TO

12% REVOLVING LINE OF CREDIT PROIVIISSOPRY NOTE DUE 2016

OF

CO-DIAGNOSTICS, INC.

Original Principal Amount: $750,000

Original Issuance Date: August 1, 2015

Whereas, THIS AMENDMENT TO THE 12% PROMlSSORY NOTE dated August 1, 2015, as amended (the ''Note") is entered into, by and between Co-Diagnostics, Inc., a Utah corporation (the "Company') and Co-Diagnostics, Ltd, a Turks and Caicos Limited Company ("Holder'');

Now therefore, the Note is hereby amended as follows:

The Maturity Date shall be September 30, 2017.

The Holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the Holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement and to convert all of the Note principal and accrued interest to Company common stock.

The “Conversion Price” means shall be the same as the anticipated Bridge Financing to be provided by Alexander Capital, LP, as reflected in the Registration Statement.

All other terms and conditions of the Note, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have amended the Note effective as of September 14, 2016.

CO-DIAGNOSTICS, INC.	CO-DIAGNOSTICS, LTD.

By: /s/ Dwight Egan	By: /s/ Reed Benson
Dwight H. Egan
President & CEO	Its: President